EXHIBIT 99.1

First quarter 2022 Results
•Net income of $91.2 million, or $0.42 per common share
•Operating net income of $77.6 million, or $0.36 per common share
•Non-PPP loan balances increased $630.2 million or 2.8%
•Deposit balances increased $104.9 million or 0.4%
•Provision for credit losses of $4.8 million

00

UMPQUA REPORTS FIRST QUARTER 2022 RESULTS
$0.42	$91	13.66%	14.0%
Net earnings per diluted common share	Net income ($ in millions)	Return on average tangible common equity ("ROATCE")[1]	Total risk-based capital ratio (estimated)
0

CEO Commentary
"Umpqua's first quarter results demonstrate our ability to organically grow the franchise while planning for our pending combination with Columbia Banking System," said Cort O'Haver, President and CEO. "First quarter non-PPP (Paycheck Protection Program) loan growth of $630 million is commendable in its own right given typical seasonal trends, but it is particularly notable on the heels of fourth quarter's record growth. We actively monitor evolving trends in our markets and beyond, and we will continue to manage our business to support our associates, customers, and communities while creating shareholder value."
–Cort O’Haver, President and CEO of Umpqua Holdings Corporation

1Q22 HIGHLIGHTS (COMPARED TO 4Q21)

Net Interest Income and NIM	•Net interest income decreased by $4.6 million on a quarter-to-quarter basis due to lower PPP-related income as net interest income was otherwise stable despite two fewer days in the quarter.
•Net interest margin was 3.14%, down one basis point from the prior period due entirely to lower PPP fees. The impact was nearly offset by higher average non-PPP loan balances and lower interest expense.

Non-Interest Income and Expense
•Non-interest income decreased by $2.8 million. The quarter's results were notably impacted by fair value adjustments captured in mortgage banking revenue and other income that reflect the quarter's interest rate changes.

•Non-interest expense decreased by $17.3 million due to lower merger-related charges and salaries and benefits expense.

Credit Quality	•Net charge-offs remained low at 0.10% of average loans and leases (annualized).
•A provision expense of $4.8 million compares to a provision recapture of $(0.7) million in the prior quarter.
•Non-performing assets to total assets declined to 0.14%, down 3 bps from the prior quarter end.

Capital	•Estimated total risk-based capital ratio of 14.0% and estimated Tier 1 Risk Based Capital ratio of 11.3%.
•Paid a quarterly cash dividend of $0.21 per common share on February 25, 2022, to shareholders of record as of February 15, 2022.

Notable items	•Executing structural changes in the mortgage banking segment, inclusive of evaluating MSR hedges.
•$2.3 million in merger-related expenses and $3.0 million in exit and disposal costs.

1Q22 KEY FINANCIAL DATA

PERFORMANCE METRICS		1Q22		4Q21		1Q21
Return on average assets		1.21%		1.13%		1.49%
Return on average tangible common equity[1]		13.66%		12.94%		16.43%
Operating return on average assets[1]		1.03%		1.23%		1.41%
Operating return on average tangible common equity[1]		11.62%		14.03%		15.59%
Net interest margin		3.14%		3.15%		3.18%
Efficiency ratio - consolidated		59.02%		63.10%		56.74%
Loan to deposit ratio		86.05%		84.80%		85.61%

INCOME STATEMENT ($ in 000s, excl. per share data)		1Q22		4Q21		1Q21
Net interest income		$228,763		$233,379		$221,431
Provision (recapture) for credit losses		$4,804		($736)		$—
Non-interest income		$79,969		$82,738		$108,800
Non-interest expense		$182,430		$199,711		$187,592
Pre-provision net revenue[1]		$126,302		$116,406		$142,639
Operating pre-provision net revenue[1]		$108,125		$122,633		$135,315
Earnings per common share - diluted		$0.42		$0.41		$0.49
Operating earnings per common share - diluted[1]		$0.36		$0.44		$0.46
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		1Q22		4Q21		1Q21
Total assets	$30.6	B	$30.6	B	$30.0	B
Loans and leases	$23.0	B	$22.6	B	$22.2	B
Total deposits	$26.7	B	$26.6	B	$25.9	B
Book value per common share		$12.02		$12.69		$12.16
Tangible book value per share[1]		$11.98		$12.65		$12.10
Tangible book value per share, ex AOCI[1]		$12.83		$12.64		$11.92
Umpqua Holdings Corporation Investor Contact:
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Balance Sheet
Total consolidated assets were $30.6 billion as of March 31, 2022, compared to $30.6 billion as of December 31, 2021 and $30.0 billion as of March 31, 2021. Including secured off-balance sheet lines of credit, total available liquidity was $15.7 billion as of March 31, 2022, representing 51% of total assets and 59% of total deposits.

Gross loans and leases were $23.0 billion as of March 31, 2022, an increase of $422.6 million relative to December 31, 2021. The increase is due to non-PPP loan growth of $630.2 million that offset a 55% decline in PPP balances to $172.8 million as related loan forgiveness continued. Commercial real estate and residential mortgage portfolios drove the quarter's net expansion. Excluding PPP balances, commercial loans contracted by 1.0% in the first quarter as 3.9% growth in the fourth quarter reduced the associated pipeline, which now sits at a normalized level in April. Please refer to additional loan tables in the Q1 2022 Earnings Presentation available on our website for select underwriting characteristics of the loan portfolio.

Total deposits were $26.7 billion as of March 31, 2022, an increase of $104.9 million or 0.4% from $26.6 billion as of December 31, 2021. The increase is attributable to growth in demand and savings deposits, which offset a continued decline in time deposits and lower money market balances.

Net Interest Income
Net interest income was $228.8 million for the first quarter of 2022, down $4.6 million from the prior quarter. The decrease was driven by a $4.3 million decline in PPP fees and related interest income due to loan forgiveness that continued through the quarter. The increase in net interest income from higher average loans and the 25-basis point increase in the fed funds rate in mid-March was offset by two fewer days in the period compared to the fourth quarter.

The Company's net interest margin was 3.14% for the first quarter of 2022, down one basis point from 3.15% for the fourth quarter of 2021. The decrease is attributable to the aforementioned decline in PPP-related fees as the deployment of cash into loans and upward interest rate movements had a favorable impact on net interest margin in the first quarter of 2022 compared to the fourth quarter of 2021. Please refer to the Q1 2022 Earnings Presentation available on our website for additional net interest margin change details and interest rate sensitivity information.

Credit Quality
The allowance for credit losses was $261.5 million, or 1.14% of loans and leases, as of March 31, 2022, compared to $261.2 million, or 1.16% of loans and leases, as of December 31, 2021. The provision for credit losses of $4.8 million for the first quarter of 2022 compares to a recapture of provision of $0.7 million for the fourth quarter of 2021. The current quarter's provision reflects allowance requirements for new loan generation, loan mix changes, and changes between the December 2021 and March 2022 economic forecasts used in credit models. Please refer to the Q1 2022 Earnings Presentation available on our website for additional details related to the allowance for credit losses.

Net charge-offs decreased by three basis points to 0.10% of average loans and leases (annualized) for the first quarter of 2022 as net charge-off activity within the FinPac portfolio remained below its historical average for the third consecutive quarter. As of March 31, 2022, non-performing assets were 0.14% of total assets, compared to 0.17% as of December 31, 2021 and 0.19% as of March 31, 2021.

Non-interest Income
Non-interest income was $80.0 million for the first quarter of 2022, down $2.8 million from the prior quarter. A higher net fair value gain related to cumulative fair value adjustments did not fully offset other declines, including lower swap and syndication revenue following outsized volume in the fourth quarter of 2021 and lower revenue from the origination and sale of mortgages.

As detailed in our segment and non-GAAP disclosures, non-interest income for the Core Banking segment includes a fair value loss of $16.7 million for the first quarter of 2022, driven by an increase in long-term interest rates and their effect on fair value adjustments related to investment securities, swap derivatives, and loans carried at fair value. This compares to a fair value loss of $3.4 million in the fourth quarter of 2021, and the $13.2 million decline in fair value change between periods is primarily captured in other income. Please refer to the Q1 2022 Earnings presentation available on our website for additional details related to other non-interest income.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Revenue from the origination and sale of residential mortgages was $16.8 million for the first quarter of 2022, a decrease of $6.8 million from the prior quarter. This decline reflects a sequential quarter decrease of $222.1 million or 25.5% in for-sale mortgage origination volume given anticipated seasonal trends that were exacerbated by rising long-term interest rates. Of the current quarter's mortgage production, 58% related to purchase activity, compared to 54% for the prior quarter and 37% for the same period of the prior year. A 12-basis point linked-quarter decrease in the mortgage banking gain on sale margin to 2.59% for the first quarter of 2022 reflects the negative impact from rising rates on the pipeline. Interest rate movements favorably impacted valuation of the MSR asset, resulting in a net write-up during the quarter of $34.8 million, which includes a $40.1 million fair value gain related to model inputs.

Over the next one-to-two quarters, we expect to put hedges in place to reduce the volatility of MSR fair value impacts on a net basis in future quarters. Additionally, we undertook structural changes in the mortgage banking segment in April, including a headcount reduction, to adjust our capacity and expense run rate to meet the origination volume we anticipate over the foreseeable future.

Non-interest Expense
Non-interest expense was $182.4 million for the first quarter of 2022, down $17.3 million from the prior quarter level. The decrease is primarily due to a $4.3 million decline in salaries and employee benefits and a $12.9 million decrease in merger related expenses. The first quarter of 2022 included $2.3 million in merger-related expenses and $3.0 million in exit and disposal costs. Please refer to the Q1 2022 Earnings Presentation available on our website for additional quarterly expense change details.

Capital
As of March 31, 2022, the Company's tangible book value per common share2 decreased to $11.98, compared to $12.65 in the prior quarter and $12.10 in the same period of the prior year. Rising interest rates drove a decline in the fair value of available-for-sale investment securities and an increase in junior subordinated debt accounted for at fair value during the quarter. The impact of these items is reflected by a decline in accumulated other comprehensive income (AOCI) to $(183.8) million, compared to $1.8 million in the prior quarter and $38.1 million in the prior-year period. Excluding AOCI, tangible book2 increased to $12.83 at March 31, 2022, compared to $12.64 and $11.92 in the linked-quarter and year-ago periods, respectively.

AOCI has no effect on our regulatory capital ratios as the company opted to exclude it from our common equity tier 1 capital calculations. The Company's estimated total risk-based capital ratio was 14.0% and its estimated tier 1 common to risk weighted assets ratio was 11.3% as of March 31, 2022. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2022 are estimates, pending completion and filing of the Company's regulatory reports.

Segment Disclosures
Segment disclosures on pages 14-15 of this press release provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including wholesale, retail, wealth management, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the mortgage servicing rights (MSR) asset, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and related expenses for residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are an anchor product for our consumer channels and are originated through a variety of channels throughout the Company.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Umpqua Reports Third Quarter 2019 Results
April 21, 2021

Earnings Conference Call Information
The Company will host its first quarter 2022 earnings conference call on April 21, 2022, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its first quarter 2022 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 9884055. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 9884055. The earnings conference call will also be available as an audio cast, which can be accessed on the Company's investor relations page at https://www.umpquabank.com/investor-relations/.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ), headquartered in Portland, Oregon, is the parent company of Umpqua Bank, an Oregon-based regional bank with locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Bank has been recognized for its innovative customer experience and banking strategy by national publications including The Wall Street Journal, The New York Times, BusinessWeek, Fast Company and CNBC. The company was named #1 in Customer Satisfaction for the Northwest Region in the J.D. Power 2021 U.S. Retail Banking Satisfaction StudySM, and Forbes consistently ranks Umpqua as one of America’s Best Banks. The Portland Business Journal has also recognized Umpqua as the Most Admired Financial Services Company in Oregon for seventeen consecutive years. In addition to its retail and commercial banking presence, Umpqua Bank owns Financial Pacific Leasing, Inc., a nationally recognized commercial finance company that provides equipment leases to businesses. For more information, visit umpquabank.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives, potential MSR hedging activity and the result of such activity, the impact of structural changes in our home lending division, and mortgage activity. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; the ability to complete, or any delays in completing, the proposed transaction between us and Columbia Banking System, Inc.; any failure to realize the anticipated benefits of the transaction when expected or at all; certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction and integration of the companies. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company's Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$214,404	$221,501	$224,403	$223,470	$221,141	(3)%	(3)%
Interest and dividends on investments:
Taxable	18,725	16,566	16,102	14,619	13,112	13%	43%
Exempt from federal income tax	1,372	1,456	1,470	1,487	1,534	(6)%	(11)%
Dividends	86	102	213	405	598	(16)%	(86)%
Temporary investments and interest bearing deposits	1,353	1,229	1,237	774	624	10%	117%
Total interest income	235,940	240,854	243,425	240,755	237,009	(2)%	0%
Interest expense:
Deposits	3,916	4,357	5,100	7,016	10,678	(10)%	(63)%
Securities sold under agreement to repurchase and federal funds purchased	63	48	88	68	76	31%	(17)%
Borrowings	49	51	149	866	1,772	(4)%	(97)%
Junior subordinated debentures	3,149	3,019	3,014	3,042	3,052	4%	3%
Total interest expense	7,177	7,475	8,351	10,992	15,578	(4)%	(54)%
Net interest income	228,763	233,379	235,074	229,763	221,431	(2)%	3%
Provision (recapture) for credit losses	4,804	(736)	(18,919)	(22,996)	—	nm	nm
Non-interest income:
Service charges on deposits	11,583	11,188	10,941	10,310	9,647	4%	20%
Card-based fees	8,708	9,355	9,111	10,274	7,374	(7)%	18%
Brokerage revenue	11	31	31	1,135	3,915	(65)%	(100)%
Residential mortgage banking revenue, net	60,786	43,185	34,150	44,443	65,033	41%	(7)%
Gain on sale of debt securities, net	2	4	—	—	4	nm	nm
(Loss) gain on equity securities, net	(2,661)	(466)	(343)	4	(706)	nm	277%
Gain on loan and lease sales, net	2,337	4,816	4,208	5,318	1,373	(51)%	70%
BOLI income	2,087	2,101	2,038	2,092	2,071	(1)%	1%
Other (loss) income	(2,884)	12,524	13,569	17,499	20,089	(123)%	(114)%
Total non-interest income	79,969	82,738	73,705	91,075	108,800	(3)%	(26)%
Non-interest expense:
Salaries and employee benefits	113,138	117,477	117,636	121,573	124,134	(4)%	(9)%
Occupancy and equipment, net	34,829	34,310	33,944	34,657	34,635	2%	1%
Intangible amortization	1,025	1,130	1,130	1,130	1,130	(9)%	(9)%
FDIC assessments	4,516	2,896	2,136	1,607	2,599	56%	74%
Merger related expenses	2,278	15,183	—	—	—	0%	nm
Other expenses	26,644	28,715	28,907	30,433	25,094	(7)%	6%
Total non-interest expense	182,430	199,711	183,753	189,400	187,592	(9)%	(3)%
Income before provision for income taxes	121,498	117,142	143,945	154,434	142,639	4%	(15)%
Provision for income taxes	30,341	28,788	35,879	38,291	34,902	5%	(13)%
Net income	$91,157	$88,354	$108,066	$116,143	$107,737	3%	(15)%

Weighted average basic shares outstanding	216,782	216,624	218,416	220,593	220,367	0%	(2)%
Weighted average diluted shares outstanding	217,392	217,356	218,978	221,022	220,891	0%	(2)%
Earnings per common share – basic	$0.42	$0.41	$0.49	$0.53	$0.49	2%	(14)%
Earnings per common share – diluted	$0.42	$0.41	$0.49	$0.53	$0.49	2%	(14)%

nm = not meaningful

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$307,144	$222,015	$395,555	$397,526	$379,361	38%	(19)%
Interest bearing cash and temporary investments	2,358,292	2,539,606	3,349,034	2,688,285	2,861,820	(7)%	(18)%
Investment securities:
Equity and other, at fair value	78,966	81,214	81,575	82,099	82,771	(3)%	(5)%
Available for sale, at fair value	3,638,080	3,870,435	3,723,171	3,473,950	3,167,825	(6)%	15%
Held to maturity, at amortized cost	2,700	2,744	2,795	2,876	2,954	(2)%	(9)%
Loans held for sale	309,946	353,105	352,466	429,052	376,481	(12)%	(18)%
Loans and leases	22,975,761	22,553,180	21,969,940	22,143,739	22,160,860	2%	4%
Allowance for credit losses on loans and leases	(248,564)	(248,412)	(257,560)	(279,887)	(311,283)	0%	(20)%
Net loans and leases	22,727,197	22,304,768	21,712,380	21,863,852	21,849,577	2%	4%
Restricted equity securities	10,889	10,916	10,946	15,247	22,057	0%	(51)%
Premises and equipment, net	167,369	171,125	172,624	172,546	176,571	(2)%	(5)%
Operating lease right-of-use assets	87,333	82,366	88,379	95,030	100,643	6%	(13)%
Goodwill	—	—	—	—	2,715	nm	(100)%
Other intangible assets, net	7,815	8,840	9,970	11,100	12,230	(12)%	(36)%
Residential mortgage servicing rights, at fair value	165,807	123,615	105,834	102,699	100,413	34%	65%
Bank owned life insurance	328,040	327,745	325,646	324,998	322,867	0%	2%
Deferred tax asset, net	39,051	—	8,402	—	10,905	nm	nm
Other assets	408,497	542,442	552,702	625,705	567,490	(25)%	(28)%
Total assets	$30,637,126	$30,640,936	$30,891,479	$30,284,965	$30,036,680	0%	2%
Liabilities:
Deposits	$26,699,587	$26,594,685	$26,908,397	$26,153,553	$25,886,833	0%	3%
Securities sold under agreements to repurchase	499,539	492,247	467,760	480,302	420,402	1%	19%
Borrowings	6,290	6,329	6,367	111,405	281,444	(1)%	(98)%
Junior subordinated debentures, at fair value	305,719	293,081	299,508	287,723	281,580	4%	9%
Junior subordinated debentures, at amortized cost	87,984	88,041	88,098	88,155	88,212	0%	0%
Operating lease liabilities	101,732	95,427	100,557	106,195	109,014	7%	(7)%
Deferred tax liability, net	—	4,353	—	2,497	—	(100)%	nm
Other liabilities	328,677	317,503	298,413	288,819	287,326	4%	14%
Total liabilities	28,029,528	27,891,666	28,169,100	27,518,649	27,354,811	0%	2%
Shareholders' equity:
Common stock	3,443,266	3,444,849	3,442,085	3,517,641	3,515,248	0%	(2)%
Accumulated deficit	(651,912)	(697,338)	(739,915)	(801,954)	(871,511)	(7)%	(25)%
Accumulated other comprehensive (loss) income	(183,756)	1,759	20,209	50,629	38,132	nm	nm
Total shareholders' equity	2,607,598	2,749,270	2,722,379	2,766,316	2,681,869	(5)%	(3)%
Total liabilities and shareholders' equity	$30,637,126	$30,640,936	$30,891,479	$30,284,965	$30,036,680	0%	2%

Common shares outstanding at period end	216,967	216,626	216,622	220,626	220,491	0%	(2)%
Book value per common share	$12.02	$12.69	$12.57	$12.54	$12.16	(5)%	(1)%
Tangible book value per common share (1)	$11.98	$12.65	$12.52	$12.49	$12.10	(5)%	(1)%
Tangible equity - common (1)	$2,599,783	$2,740,430	$2,712,409	$2,755,216	$2,666,924	(5)%	(3)%
Tangible common equity to tangible assets (1)	8.49%	8.95%	8.78%	9.10%	8.88%	(0.46)	(0.39)
nm = not meaningful
(1) See GAAP to Non-GAAP Reconciliation.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.21	$0.21	$0.21	$0.21	$0.21	0%	0%
Book value	$12.02	$12.69	$12.57	$12.54	$12.16	(5)%	(1)%
Tangible book value (1)	$11.98	$12.65	$12.52	$12.49	$12.10	(5)%	(1)%
Tangible book value, ex accumulated other comprehensive income (1)	$12.83	$12.64	$12.43	$12.26	$11.92	2%	8%

Performance Ratios:
Efficiency ratio	59.02%	63.10%	59.44%	58.96%	56.74%	(4.08)	2.28
Pre-provision net revenue (PPNR) ROAA (1)	1.67%	1.50%	1.62%	1.75%	1.97%	0.17	(0.30)
Return on average assets (ROAA)	1.21%	1.13%	1.40%	1.54%	1.49%	0.08	(0.28)
Return on average common equity	13.62%	12.90%	15.82%	17.25%	16.33%	0.72	(2.71)
Return on average tangible common equity (1)	13.66%	12.94%	15.88%	17.33%	16.43%	0.72	(2.77)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	62.02%	59.61%	58.94%	56.89%	57.87%	2.41	4.15
Operating PPNR return on average assets (1)	1.43%	1.58%	1.62%	1.86%	1.87%	(0.15)	(0.44)
Operating return on average assets (1)	1.03%	1.23%	1.40%	1.63%	1.41%	(0.20)	(0.38)
Operating return on average common equity (1)	11.58%	13.98%	15.82%	18.16%	15.50%	(2.40)	(3.92)
Operating return on average tangible common equity (1)	11.62%	14.03%	15.88%	18.24%	15.59%	(2.41)	(3.97)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	3.79%	3.94%	4.02%	3.99%	4.02%	(0.15)	(0.23)
Yield on earning assets (2)	3.24%	3.25%	3.32%	3.35%	3.41%	(0.01)	(0.17)
Cost of interest bearing deposits	0.10%	0.11%	0.13%	0.18%	0.29%	(0.01)	(0.19)
Cost of interest bearing liabilities	0.18%	0.18%	0.20%	0.27%	0.38%	—	(0.20)
Cost of total deposits	0.06%	0.06%	0.08%	0.11%	0.17%	—	(0.11)
Cost of total funding (3)	0.11%	0.11%	0.12%	0.16%	0.24%	—	(0.13)
Net interest margin (2)	3.14%	3.15%	3.21%	3.20%	3.18%	(0.01)	(0.04)
Average interest bearing cash / Average interest earning assets	8.92%	10.78%	11.03%	9.84%	8.84%	(1.86)	0.08
Average loans and leases / Average interest earning assets	76.85%	74.70%	74.78%	76.52%	77.26%	2.15	(0.41)
Average loans and leases / Average total deposits	84.77%	82.12%	82.07%	84.59%	86.55%	2.65	(1.78)
Average non-interest bearing deposits / Average total deposits	41.35%	41.69%	41.14%	40.61%	39.49%	(0.34)	1.86
Average total deposits / Average total funding (3)	96.82%	96.84%	96.72%	96.21%	95.15%	(0.02)	1.67

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.18%	0.23%	0.24%	0.22%	0.25%	(0.05)	(0.07)
Non-performing assets to total assets	0.14%	0.17%	0.17%	0.17%	0.19%	(0.03)	(0.05)
Allowance for credit losses to loans and leases	1.14%	1.16%	1.23%	1.33%	1.49%	(0.02)	(0.35)
Total risk-based capital ratio (4)	14.0%	14.3%	14.9%	15.4%	15.8%	(0.30)	(1.80)
Common equity tier 1 risk-based capital ratio (4)	11.3%	11.6%	12.0%	12.4%	12.6%	(0.30)	(1.30)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,884,784	$3,786,887	$3,561,764	$3,580,386	$3,455,773	3%	12%
Owner occupied term, net	2,327,899	2,332,422	2,330,338	2,398,326	2,358,169	0%	(1)%
Multifamily, net	4,323,633	4,051,202	3,813,024	3,553,704	3,421,320	7%	26%
Construction & development, net	940,286	890,338	882,778	857,866	876,297	6%	7%
Residential development, net	195,308	206,990	177,148	193,904	190,841	(6)%	2%
Commercial:
Term, net (1)	2,772,206	3,008,473	3,159,466	3,748,269	4,350,763	(8)%	(36)%
Lines of credit & other, net	871,483	910,733	930,350	908,518	825,162	(4)%	6%
Leases & equipment finance, net	1,484,252	1,467,676	1,457,248	1,437,372	1,420,977	1%	4%
Residential:
Mortgage, net	4,748,266	4,517,266	4,330,860	4,145,432	3,958,644	5%	20%
Home equity loans & lines, net	1,250,702	1,197,170	1,133,823	1,118,278	1,097,168	4%	14%
Consumer & other, net	176,942	184,023	193,141	201,684	205,746	(4)%	(14)%
Total loans and leases, net of deferred fees and costs	$22,975,761	$22,553,180	$21,969,940	$22,143,739	$22,160,860	2%	4%

(1)The Bank participated in the Payroll Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include the following net PPP loan balances:

Net PPP loan balance	$172,790	$380,440	$726,737	$1,380,212	$2,047,793	(55)%	(92)%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	16%	16%	15%
Owner occupied term, net	10%	10%	11%	11%	11%
Multifamily, net	19%	18%	17%	16%	15%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	12%	13%	14%	17%	20%
Lines of credit & other, net	4%	4%	4%	4%	4%
Leases & equipment finance, net	6%	7%	7%	6%	6%
Residential:
Mortgage, net	21%	20%	20%	19%	18%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation
Deposit Balances, Mix, and Select Account Details
(Unaudited)
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$11,058,251	$11,023,724	$11,121,127	$10,718,921	$10,500,482	0%	5%
Demand, interest bearing	3,955,329	3,774,937	3,758,019	3,466,251	3,244,624	5%	22%
Money market	7,572,581	7,611,718	7,780,442	7,559,621	7,554,798	(1)%	0%
Savings	2,429,073	2,375,723	2,325,929	2,221,524	2,109,211	2%	15%
Time	1,684,353	1,808,583	1,922,880	2,187,236	2,477,718	(7)%	(32)%
Total	$26,699,587	$26,594,685	$26,908,397	$26,153,553	$25,886,833	0%	3%

Total core deposits (1)	$26,140,993	$25,964,358	$26,029,814	$25,122,851	$24,740,621	1%	6%

Deposit mix:
Demand, non-interest bearing	42%	41%	41%	41%	41%
Demand, interest bearing	15%	14%	14%	13%	12%
Money market	28%	29%	29%	29%	29%
Savings	9%	9%	9%	9%	8%
Time	6%	7%	7%	8%	10%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	428,915	428,181	425,337	424,626	422,792
Demand, interest bearing	63,800	66,010	70,749	71,411	72,156
Money market	56,783	57,222	57,794	58,289	58,409
Savings	160,267	160,449	161,698	161,902	161,432
Time	34,127	35,665	37,172	39,560	43,637
Total	743,892	747,527	752,750	755,788	758,426

Average balance per account:
Demand, non-interest bearing	$25.8	$25.7	$26.1	$25.2	$24.8
Demand, interest bearing	62.0	57.2	53.1	48.5	45.0
Money market	133.4	133.0	134.6	129.7	129.3
Savings	15.2	14.8	14.4	13.7	13.1
Time	49.4	50.7	51.7	55.3	56.8
Total	$35.9	$35.6	$35.7	$34.6	$34.1

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status:
Commercial real estate, net	$5,950	$5,767	$5,952	$9,034	$9,432	3%	(37)%
Commercial, net	12,415	13,098	18,200	11,639	19,784	(5)%	(37)%
Residential, net	—	—	—	—	—	nm	nm
Consumer & other, net	—	—	—	—	—	nm	nm
Total Loans and leases on non-accrual status	18,365	18,865	24,152	20,673	29,216	(3)%	(37)%
Loans and leases past due 90+ days and accruing:
Commercial real estate, net	1	1	1	1	1	0%	0%
Commercial, net	8	4,160	2,454	2,255	756	(100)%	(99)%
Residential, net	23,162	27,981	24,919	26,648	24,524	(17)%	(6)%
Consumer & other, net	111	194	116	240	331	(43)%	(66)%
Total Loans and leases past due 90+ days and accruing	23,282	32,336	27,490	29,144	25,612	(28)%	(9)%
Total non-performing loans and leases	41,647	51,201	51,642	49,817	54,828	(19)%	(24)%
Other real estate owned	1,868	1,868	1,868	181	1,405	0%	33%
Total non-performing assets	$43,515	$53,069	$53,510	$49,998	$56,233	(18)%	(23)%

Performing restructured loans and leases	$8,405	$6,694	$9,849	$13,072	$9,921	26%	(15)%
Loans and leases past due 31-89 days	$42,409	$31,680	$41,326	$30,646	$51,120	34%	(17)%
Loans and leases past due 31-89 days to total loans and leases	0.18%	0.14%	0.19%	0.14%	0.23%
Non-performing loans and leases to total loans and leases	0.18%	0.23%	0.24%	0.22%	0.25%
Non-performing assets to total assets	0.14%	0.17%	0.17%	0.17%	0.19%
nm = not meaningful

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$248,412	$257,560	$279,887	$311,283	$328,401	(4)%	(24)%
Provision (recapture) for credit losses on loans and leases	5,696	(1,751)	(16,132)	(17,775)	526	(425)%	983%
Charge-offs
Commercial real estate, net	—	(58)	(916)	(129)	(41)	(100)%	(100)%
Commercial, net	(7,858)	(10,197)	(8,521)	(16,093)	(19,614)	(23)%	(60)%
Residential, net	(167)	—	—	—	(70)	nm	139%
Consumer & other, net	(885)	(675)	(936)	(857)	(1,190)	31%	(26)%
Total charge-offs	(8,910)	(10,930)	(10,373)	(17,079)	(20,915)	(18)%	(57)%
Recoveries
Commercial real estate, net	25	56	120	89	380	(55)%	(93)%
Commercial, net	2,545	2,585	3,346	2,681	2,091	(2)%	22%
Residential, net	173	326	281	209	108	(47)%	60%
Consumer & other, net	623	566	431	479	692	10%	(10)%
Total recoveries	3,366	3,533	4,178	3,458	3,271	(5)%	3%
Net charge-offs
Commercial real estate, net	25	(2)	(796)	(40)	339	nm	(93)%
Commercial, net	(5,313)	(7,612)	(5,175)	(13,412)	(17,523)	(30)%	(70)%
Residential, net	6	326	281	209	38	(98)%	(84)%
Consumer & other, net	(262)	(109)	(505)	(378)	(498)	140%	(47)%
Total net charge-offs	(5,544)	(7,397)	(6,195)	(13,621)	(17,644)	(25)%	(69)%
Balance, end of period	$248,564	$248,412	$257,560	$279,887	$311,283	0%	(20)%
Reserve for unfunded commitments
Balance, beginning of period	$12,767	$11,752	$14,539	$19,760	$20,286	9%	(37)%
Provision (recapture) for credit losses on unfunded commitments	151	1,015	(2,787)	(5,221)	(526)	(85)%	(129)%
Balance, end of period	12,918	12,767	11,752	14,539	19,760	1%	(35)%
Total Allowance for credit losses (ACL)	$261,482	$261,179	$269,312	$294,426	$331,043	0%	(21)%

Net charge-offs to average loans and leases (annualized)	0.10%	0.13%	0.11%	0.25%	0.33%
Recoveries to gross charge-offs	37.78%	32.32%	40.28%	20.25%	15.64%
ACLLL to loans and leases	1.08%	1.10%	1.17%	1.26%	1.40%
ACL to loans and leases	1.14%	1.16%	1.23%	1.33%	1.49%
nm = not meaningful

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	March 31, 2022			December 31, 2021			March 31, 2021
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$286,307	$2,262	3.16%	$366,043	$2,907	3.18%	$703,557	$4,845	2.75%
Loans and leases (1)	22,566,109	212,142	3.79%	22,098,818	218,594	3.94%	21,692,639	216,296	4.02%
Taxable securities	3,659,145	18,811	2.06%	3,681,650	16,668	1.81%	2,945,896	13,710	1.86%
Non-taxable securities (2)	234,186	1,726	2.95%	247,183	1,831	2.96%	252,741	1,915	3.03%
Temporary investments and interest-bearing cash	2,618,528	1,353	0.21%	3,190,380	1,229	0.15%	2,483,451	624	0.10%
Total interest-earning assets	29,364,275	$236,294	3.24%	29,584,074	$241,229	3.25%	28,078,284	$237,390	3.41%
Other assets	1,233,138			1,302,304			1,314,206
Total assets	$30,597,413			$30,886,378			$29,392,490
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,812,173	$498	0.05%	$3,765,212	$524	0.06%	$3,125,398	$414	0.05%
Money market deposits	7,640,810	1,408	0.07%	7,717,844	1,448	0.07%	7,360,512	1,491	0.08%
Savings deposits	2,405,958	205	0.03%	2,342,865	206	0.03%	1,998,927	163	0.03%
Time deposits	1,753,880	1,805	0.42%	1,864,949	2,179	0.46%	2,681,361	8,610	1.30%
Total interest-bearing deposits	15,612,821	3,916	0.10%	15,690,870	4,357	0.11%	15,166,198	10,678	0.29%
Repurchase agreements and federal funds purchased	486,542	63	0.05%	484,891	48	0.04%	395,946	76	0.08%
Borrowings	6,313	49	3.16%	6,353	51	3.19%	539,077	1,772	1.33%
Junior subordinated debentures	380,985	3,149	3.35%	387,471	3,019	3.09%	343,473	3,052	3.60%
Total interest-bearing liabilities	16,486,661	$7,177	0.18%	16,569,585	$7,475	0.18%	16,444,694	$15,578	0.38%
Non-interest-bearing deposits	11,007,034			11,219,766			9,897,749
Other liabilities	388,659			379,274			375,176
Total liabilities	27,882,354			28,168,625			26,717,619
Common equity	2,715,059			2,717,753			2,674,871
Total liabilities and shareholders' equity	$30,597,413			$30,886,378			$29,392,490
NET INTEREST INCOME		$229,117			$233,754			$221,812
NET INTEREST SPREAD			3.06%			3.07%			3.03%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.14%			3.15%			3.18%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $354,000 for the three months ended March 31, 2022, as compared to $375,000 for December 31, 2021 and $381,000 for March 31, 2021.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Net interest income	$227,087	$231,250	$232,348	$226,915	$217,574	(2)%	4%
Provision (recapture) for credit losses	4,804	(736)	(18,919)	(22,996)	—	nm	nm
Non-interest income
Gain on sale of debt securities, net	2	4	—	—	4	(50)%	(50)%
(Loss) gain on equity securities, net	(2,661)	(466)	(343)	4	(706)	471%	277%
Gain (loss) on swap derivatives, net	7,047	(303)	1,429	(4,481)	11,750	nm	(40)%
Change in fair value of certain loans held for investment	(21,049)	(2,672)	3,432	2,782	(510)	nm	nm
Non-interest income (excluding above items)	35,650	42,812	34,849	48,151	32,913	(17)%	8%
Total non-interest income	18,989	39,375	39,367	46,456	43,451	(52)%	(56)%
Non-interest expense
Merger related expenses	2,278	15,183	—	—	—	(85)%	nm
Exit and disposal costs	3,033	3,022	3,813	4,728	1,200	0%	153%
Non-interest expense (excluding above items)	148,423	150,587	146,931	146,877	145,161	(1)%	2%
Allocated expenses, net (1)	3,735	4,314	3,680	970	(790)	(13)%	nm
Total non-interest expense	157,469	173,106	154,424	152,575	145,571	(9)%	8%
Income before income taxes	83,803	98,255	136,210	143,792	115,454	(15)%	(27)%
Provision for income taxes	20,917	24,067	33,945	35,630	28,106	(13)%	(26)%
Net income	$62,886	$74,188	$102,265	$108,162	$87,348	(15)%	(28)%
Effective Tax Rate	25%	24%	25%	25%	24%
Efficiency Ratio	64%	64%	57%	56%	56%
Total assets	$30,153,079	$30,155,058	$30,419,108	$29,720,182	$29,529,769	0%	2%
Total loans and leases	$22,975,761	$22,553,180	$21,969,940	$22,143,739	$22,160,860	2%	4%
Total deposits	$26,479,078	$26,370,568	$26,510,938	$25,820,776	$25,425,339	0%	4%
Key Rates, end of period:
10 year CMT	2.32%	1.52%	1.52%	1.45%	1.74%
FHLMC 30 year fixed	4.67%	3.11%	3.01%	2.98%	3.18%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Net interest income	$1,676	$2,129	$2,726	$2,848	$3,857	(21)%	(57)%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	16,844	23,624	30,293	41,367	62,505	(29)%	(73)%
Servicing	9,140	9,457	9,172	9,120	9,087	(3)%	1%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(5,347)	(5,311)	(4,681)	(4,366)	(4,545)	1%	18%
Changes due to valuation inputs or assumptions	40,149	15,415	(634)	(1,678)	(2,014)	160%	nm
Non-interest income (excluding above items)	194	178	188	176	316	9%	(39)%
Total non-interest income	60,980	43,363	34,338	44,619	65,349	41%	(7)%
Non-interest expense
Non-interest expense	28,696	30,919	33,009	37,795	41,231	(7)%	(30)%
Allocated expenses, net (1)	(3,735)	(4,314)	(3,680)	(970)	790	(13)%	nm
Total non-interest expense	24,961	26,605	29,329	36,825	42,021	(6)%	(41)%
Income before income taxes	37,695	18,887	7,735	10,642	27,185	100%	39%
Provision for income taxes	9,424	4,721	1,934	2,661	6,796	100%	39%
Net income	$28,271	$14,166	$5,801	$7,981	$20,389	100%	39%
Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	40%	58%	79%	78%	61%
Total assets	$484,047	$485,878	$472,371	$564,783	$506,911	0%	(5)%
Loans held for sale	$309,946	$353,105	$352,466	$429,052	$376,481	(12)%	(18)%
Total deposits	$220,509	$224,117	$397,459	$332,777	$461,494	(2)%	(52)%
LHFS Production Statistics:
Closed loan volume for-sale	$649,122	$871,268	$987,281	$1,253,023	$1,635,532	(25)%	(60)%
Gain on sale margin	2.59%	2.71%	3.07%	3.30%	3.82%
Direct LHFS expense	$14,296	$18,150	$19,958	$25,459	$31,151	(21)%	(54)%
Direct LHFS expenses as % of volume	2.20%	2.08%	2.02%	2.03%	1.90%
MSR Statistics:
Residential mortgage loans serviced for others	$12,810,574	$12,755,671	$12,853,291	$12,897,032	$13,030,467	0%	(2)%
MSR, net	$165,807	$123,615	$105,834	$102,699	$100,413	34%	65%
MSR as % of serviced portfolio	1.29%	0.97%	0.82%	0.80%	0.77%
Key Rates, end of period:
10 year CMT	2.32%	1.52%	1.52%	1.45%	1.74%
FHLMC 30 year fixed	4.67%	3.11%	3.01%	2.98%	3.18%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Total shareholders' equity	a	$2,607,598	$2,749,270	$2,722,379	$2,766,316	$2,681,869	(5)%	(3)%
Less: Goodwill		—	—	—	—	2,715	nm	(100)%
Less: Other intangible assets, net		7,815	8,840	9,970	11,100	12,230	(12)%	(36)%
Tangible common shareholders' equity	b	$2,599,783	$2,740,430	$2,712,409	$2,755,216	$2,666,924	(5)%	(3)%
Less: Accumulated other comprehensive income (AOCI)		$(183,756)	1,759	20,209	50,629	38,132	nm	(582)%
Tangible common shareholders' equity, ex AOCI	c	$2,783,539	$2,738,671	$2,692,200	$2,704,587	$2,628,792	2%	6%

Total assets	d	$30,637,126	$30,640,936	$30,891,479	$30,284,965	$30,036,680	0%	2%
Less: Goodwill		—	—	—	—	2,715	nm	(100)%
Less: Other intangible assets, net		7,815	8,840	9,970	11,100	12,230	(12)%	(36)%
Tangible assets	e	$30,629,311	$30,632,096	$30,881,509	$30,273,865	$30,021,735	0%	2%
Common shares outstanding at period end	f	216,967	216,626	216,622	220,626	220,491	0%	(2)%

Total shareholders' equity to total assets ratio	a / d	8.51%	8.97%	8.81%	9.13%	8.93%	(0.46)	(0.42)
Tangible common equity ratio	b / e	8.49%	8.95%	8.78%	9.10%	8.88%	(0.46)	(0.39)
Tangible common equity ratio, ex AOCI	c / e	9.09%	8.94%	8.72%	8.93%	8.76%	0.15	0.33
Book value per common share	a / f	$12.02	$12.69	$12.57	$12.54	$12.16	(5)%	(1)%
Tangible book value per common share	b / f	$11.98	$12.65	$12.52	$12.49	$12.10	(5)%	(1)%
Tangible book value per common share, ex AOCI	c / f	$12.83	$12.64	$12.43	$12.26	$11.92	2%	8%

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands)		Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$2	$4	$—	$—	$4	(50)%	(50)%
(Loss) gain on equity securities, net		(2,661)	(466)	(343)	4	(706)	471%	277%
Gain (loss) on swap derivatives		7,047	(303)	1,429	(4,481)	11,750	nm	(40)%
Change in fair value of certain loans held for investment		(21,049)	(2,672)	3,432	2,782	(510)	nm	nm
Change in fair value of MSR due to valuation inputs or assumptions		40,149	15,415	(634)	(1,678)	(2,014)	160%	nm
Total non-interest income adjustments	a	$23,488	$11,978	$3,884	$(3,373)	$8,524	96%	176%

Non-Interest Expense Adjustments
Merger related expenses		$2,278	$15,183	$—	$—	$—	(85)%	nm
Exit and disposal costs		3,033	3,022	3,813	4,728	1,200	0%	153%
Total non-interest expense adjustments	b	$5,311	$18,205	$3,813	$4,728	$1,200	(71)%	343%

Net interest income (1)	c	$229,117	$233,754	$235,452	$230,140	$221,812	(2)%	3%

Non-interest income (GAAP)	d	$79,969	$82,738	$73,705	$91,075	$108,800	(3)%	(26)%
Less: Non-interest income adjustments	a	(23,488)	(11,978)	(3,884)	3,373	(8,524)	96%	176%
Operating non-interest income (non-GAAP)	e	$56,481	$70,760	$69,821	$94,448	$100,276	(20)%	(44)%

Revenue (GAAP) (1)	f=c+d	$309,086	$316,492	$309,157	$321,215	$330,612	(2)%	(7)%
Operating revenue (non-GAAP) (1)	g=c+e	$285,598	$304,514	$305,273	$324,588	$322,088	(6)%	(11)%

Non-interest expense (GAAP)	h	$182,430	$199,711	$183,753	$189,400	$187,592	(9)%	(3)%
Less: Non-interest expense adjustments	b	(5,311)	(18,205)	(3,813)	(4,728)	(1,200)	(71)%	343%
Operating non-interest expense (non-GAAP)	i	$177,119	$181,506	$179,940	$184,672	$186,392	(2)%	(5)%

Net income (GAAP)	j	$91,157	$88,354	$108,066	$116,143	$107,737	3%	(15)%
Provision for income taxes		30,341	28,788	35,879	38,291	34,902	5%	(13)%
Income before provision for income taxes		121,498	117,142	143,945	154,434	142,639	4%	(15)%
Provision (recapture) for credit losses		4,804	(736)	(18,919)	(22,996)	—	nm	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	126,302	116,406	125,026	131,438	142,639	9%	(11)%
Less: Non-interest income adjustments	a	(23,488)	(11,978)	(3,884)	3,373	(8,524)	96%	176%
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200	(71)%	343%
Operating PPNR (non-GAAP)	l	$108,125	$122,633	$124,955	$139,539	$135,315	(12)%	(20)%

Net income (GAAP)	j	$91,157	$88,354	$108,066	$116,143	$107,737	3%	(15)%
Less: Non-interest income adjustments	a	(23,488)	(11,978)	(3,884)	3,373	(8,524)	96%	176%
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200	(71)%	343%
Tax effect of adjustments		4,576	1,190	18	(2,025)	1,831	285%	150%
Operating net income (non-GAAP)	m	$77,556	$95,771	$108,013	$122,219	$102,244	(19)%	(24)%
nm = not meaningful

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Average assets	n	$30,597,413	$30,886,378	$30,614,374	$30,156,017	$29,392,490	(1)%	4%
Less: Average goodwill and other intangible assets, net		8,407	9,491	10,609	12,615	15,598	(11)%	(46)%
Average tangible assets	o	$30,589,006	$30,876,887	$30,603,765	$30,143,402	$29,376,892	(1)%	4%

Average common shareholders' equity	p	$2,715,059	$2,717,753	$2,709,641	$2,700,010	$2,674,871	0%	2%
Less: Average goodwill and other intangible assets, net		8,407	9,491	10,609	12,615	15,598	(11)%	(46)%
Average tangible common equity	q	$2,706,652	$2,708,262	$2,699,032	$2,687,395	$2,659,273	0%	2%

Weighted average basic shares outstanding	r	216,782	216,624	218,416	220,593	220,367	0%	(2)%
Weighted average diluted shares outstanding	s	217,392	217,356	218,978	221,022	220,891	0%	(2)%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.42	$0.41	$0.49	$0.53	$0.49	2%	(14)%
Earnings-per-share - diluted	j / s	$0.42	$0.41	$0.49	$0.53	$0.49	2%	(14)%
Efficiency ratio	h / f	59.02%	63.10%	59.44%	58.96%	56.74%	(4.08)	2.28
PPNR return on average assets	k / n	1.67%	1.50%	1.62%	1.75%	1.97%	0.17	(0.30)
Return on average assets	j / n	1.21%	1.13%	1.40%	1.54%	1.49%	0.08	(0.28)
Return on average tangible assets	j / o	1.21%	1.14%	1.40%	1.55%	1.49%	0.07	(0.28)
Return on average common equity	j / p	13.62%	12.90%	15.82%	17.25%	16.33%	0.72	(2.71)
Return on average tangible common equity	j / q	13.66%	12.94%	15.88%	17.33%	16.43%	0.72	(2.77)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$0.36	$0.44	$0.49	$0.55	$0.46	(18)%	(22)%
Operating earnings-per-share - diluted	m / s	$0.36	$0.44	$0.49	$0.55	$0.46	(18)%	(22)%
Operating efficiency ratio	i / g	62.02%	59.61%	58.94%	56.89%	57.87%	2.41	4.15
Operating PPNR return on average assets	l / n	1.43%	1.58%	1.62%	1.86%	1.87%	(0.15)	(0.44)
Operating return on average assets	m / n	1.03%	1.23%	1.40%	1.63%	1.41%	(0.20)	(0.38)
Operating return on average tangible assets	m / o	1.03%	1.23%	1.40%	1.63%	1.41%	(0.20)	(0.38)
Operating return on average common equity	m / p	11.58%	13.98%	15.82%	18.16%	15.50%	(2.40)	(3.92)
Operating return on average tangible common equity	m / q	11.62%	14.03%	15.88%	18.24%	15.59%	(2.41)	(3.97)

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Core Banking		Quarter Ended					% Change
(Dollars in thousands)		Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$2	$4	$—	$—	$4	(50)%	(50)%
(Loss) gain on equity securities, net		(2,661)	(466)	(343)	4	(706)	471%	277%
Gain (loss) on swap derivatives		7,047	(303)	1,429	(4,481)	11,750	nm	(40)%
Change in fair value of certain loans held for investment		(21,049)	(2,672)	3,432	2,782	(510)	688%	4,027%
Total non-interest income adjustments	a	$(16,661)	$(3,437)	$4,518	$(1,695)	$10,538	385%	(258)%

Non-Interest Expense Adjustments
Merger related expenses		$2,278	$15,183	$—	$—	$—	(85)%	nm
Exit and disposal costs		3,033	3,022	3,813	4,728	1,200	0%	153%
Total non-interest expense adjustments	b	$5,311	$18,205	$3,813	$4,728	$1,200	(71)%	343%

Net interest income (1)	c	$227,441	$231,625	$232,726	$227,292	$217,955	(2)%	4%

Non-interest income (GAAP)	d	$18,989	$39,375	$39,367	$46,456	$43,451	(52)%	(56)%
Less: Non-interest income adjustments	a	16,661	3,437	(4,518)	1,695	(10,538)	385%	(258)%
Operating non-interest income (non-GAAP)	e	$35,650	$42,812	$34,849	$48,151	$32,913	(17)%	8%

Revenue (GAAP) (1)	f=c+d	$246,430	$271,000	$272,093	$273,748	$261,406	(9)%	(6)%
Operating revenue (non-GAAP) (1)	g=c+e	$263,091	$274,437	$267,575	$275,443	$250,868	(4)%	5%

Non-interest expense (GAAP) (2)	h	$157,469	$173,106	$154,424	$152,575	$145,571	(9)%	8%
Less: Non-interest expense adjustments	b	(5,311)	(18,205)	(3,813)	(4,728)	(1,200)	(71)%	343%
Operating non-interest expense (non-GAAP)	i	$152,158	$154,901	$150,611	$147,847	$144,371	(2)%	5%

Net income (GAAP)	j	$62,886	$74,188	$102,265	$108,162	$87,348	(15)%	(28)%
Provision for income taxes		20,917	24,067	33,945	35,630	28,106	(13)%	(26)%
Income before provision for income taxes		83,803	98,255	136,210	143,792	115,454	(15)%	(27)%
Provision (recapture) for credit losses		4,804	(736)	(18,919)	(22,996)	—	nm,	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	88,607	97,519	117,291	120,796	115,454	(9)%	(23)%
Less: Non-interest income adjustments	a	16,661	3,437	(4,518)	1,695	(10,538)	385%	(258)%
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200	(71)%	343%
Operating PPNR (non-GAAP)	l	$110,579	$119,161	$116,586	$127,219	$106,116	(7)%	4%

Net income (GAAP)	j	$62,886	$74,188	$102,265	$108,162	$87,348	(15)%	(28)%
Less: Non-interest income adjustments	a	16,661	3,437	(4,518)	1,695	(10,538)	385%	(258)%
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200	(71)%	343%
Tax effect of adjustments		(5,462)	(2,664)	176	(1,606)	2,335	105%	(334)%
Operating net income (non-GAAP)	m	$79,396	$93,166	$101,736	$112,979	$80,345	(15)%	(1)%

Efficiency ratio	h / f	63.90%	63.88%	56.75%	55.74%	55.69%	0.02	8.21
Operating efficiency ratio	i / g	57.83%	56.44%	56.29%	53.68%	57.55%	1.39	0.28
Core Banking net income / Consolidated net income		68.99%	83.97%	94.63%	93.13%	81.08%	(14.98)	(12.09)
Core Banking operating net income / Consolidated operating net income		102.37%	97.28%	94.19%	92.44%	78.58%	5.09	23.79
nm = not meaningful
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

Umpqua Reports First Quarter 2022 Results
April 20, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Mortgage Banking		Quarter Ended					% Change
(Dollars in thousands)		Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Change in fair value of MSR due to valuation inputs or assumptions		$40,149	$15,415	$(634)	$(1,678)	$(2,014)	160%	nm
Total non-interest income adjustments	a	$40,149	$15,415	$(634)	$(1,678)	$(2,014)	160%	nm

Total non-interest expense adjustments	b	$—	$—	$—	$—	$—	nm	nm

Net interest income	c	$1,676	$2,129	$2,726	$2,848	$3,857	(21)%	(57)%

Non-interest income (GAAP)	d	$60,980	$43,363	$34,338	$44,619	$65,349	41%	(7)%
Less: Non-interest income adjustments	a	(40,149)	(15,415)	634	1,678	2,014	160%	nm
Operating non-interest income (non-GAAP)	e	$20,831	$27,948	$34,972	$46,297	$67,363	(25)%	(69)%

Revenue (GAAP)	f=c+d	$62,656	$45,492	$37,064	$47,467	$69,206	38%	(9)%
Operating revenue (non-GAAP)	g=c+e	22,507	30,077	37,698	49,145	71,220	(25)%	(68)%

Non-interest expense (GAAP) (1)	h	24,961	26,605	29,329	36,825	42,021	(6)%	(41)%
Less: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating non-interest expense (non-GAAP)	i	$24,961	$26,605	$29,329	$36,825	$42,021	(6)%	(41)%

Net income (GAAP)	j	$28,271	$14,166	$5,801	$7,981	$20,389	100%	39%
Provision for income taxes		9,424	4,721	1,934	2,661	6,796	100%	39%
Income before provision for income taxes		37,695	18,887	7,735	10,642	27,185	100%	39%
Provision for credit losses		—	—	—	—	—	nm	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	37,695	18,887	7,735	10,642	27,185	100%	39%
Less: Non-interest income adjustments	a	(40,149)	(15,415)	634	1,678	2,014	160%	nm
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating PPNR (non-GAAP)	l	$(2,454)	$3,472	$8,369	$12,320	$29,199	(171)%	(108)%

Net income (GAAP)	j	$28,271	$14,166	$5,801	$7,981	$20,389	100%	39%
Less: Non-interest income adjustments	a	(40,149)	(15,415)	634	1,678	2,014	160%	nm
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Tax effect of adjustments		10,037	3,854	(159)	(420)	(504)	160%	nm
Operating net income (non-GAAP)	m	$(1,841)	$2,605	$6,276	$9,239	$21,899	(171)%	(108)%

Efficiency ratio	h / f	39.84%	58.48%	79.13%	77.58%	60.72%	(18.64)	(20.88)
Operating efficiency ratio	i / g	110.90%	88.46%	77.80%	74.93%	59.00%	22.44	51.90
Mortgage Banking net income / Consolidated net income		31.01%	16.03%	5.37%	6.87%	18.92%	14.98	12.09
Mortgage Banking operating net income / Consolidated operating net income		(2.37)%	2.72%	5.81%	7.56%	21.42%	(5.09)	(23.79)
nm = not meaningful
 (1) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.